EXHIBIT 4.4.10





                             EUA COGENEX CORPORATION

                                       AND

                              THE BANK OF NEW YORK

Trustee






                              ____________________

                                    Indenture

                         Dated as of [__________], 1993

                              ____________________







                                 Debt Securities

                          CROSS-REFERENCE TABLE
                                                                     Indenture
TIA Section                                                            Section

310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.10
   (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
   (a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .  N.A.
   (a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .  N.A.
   (a)(5). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
   (b) . . . . . ........... . . . . . . . . . . . ............ 7.08; 7.10
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . .  .......  N.A.
311(a) .  . . . . . . . .... . . . . . . . . . . . . . . . .  . .  .  7.11
   (b) . . .  . . . . . . . . . . . . . . . . . . . .  . .  .   .  .  7.11
   (c) . . .  . . .  . . .. . . . . . . . . . . . .  . .  . . .  .  .  N.A.
312(a) . . . . . . . . . . . . . . . . . . . . .  . .  . .  .   .  .  .2.5
   (b) . ..  . . . . . . . . . . . . . . . .  . .  .  .  . .  . .  .  10.3
   (c) . .. .  . . . . . . . . . . . . . . .  . .  .  . .  . .  .  .  10.3
313(a) . .  . .... . . . . . . . . . . . .  .  .  .  . .  . .   .  .  .7.6
   (b)(1). . .  . . . . . . . . . . .  .  .  . .  .  .  .  .  .  .  .  N.A.
   (b)(2). . .  .  . . . . . . . .  .  . .  .  .  . .  .  .  .  .  .  .7.6
   (c) . . . . .  . . . . . . . .  .  .  .  . .  .  . .  .  . . .  .  10.2
   (d) . . . . .  . . . . . .  .  .  . .  . .  .  . .  .  .  .  .  .  .7.6
314(a) . . . .  .. . .  .  . .  .  .  .  .  . .  .  . . .  .  .4.[4]; 10.2
   (b) . . .  . ...... . . .  .  .  .  .  .  .  .  . .  .  . . . .  .  N.A.
   (c)(1). . . .  . . .  .  .  .  .  . .  .  . .  .  . . .  ..  .  .  10.4
   (c)(2). . . . .  .  .  .  .  .  .  .  .  . .  .  .  .  . ..  .  .  10.4
   (c)(3). . . . .  .  .  .  .  .  .  .  .  . .  .  .  . .  ..  ..  .  N.A.
   (d) . . . . .  .  .  .  .  .  . .  .  . .  .  .  .  . .  ..  ..  .  N.A.
   (e) . .  . .  .  .  .  .  .  .  .  .  . .  .  .  . . .  .  . .  .  10.5
   (f) . . .  .  .  .  .  .  . .  .  . . .  .  .  .  . .  .   .  .  .  N.A.
315(a) .  ...  .  .  .  .  . .  .  .  . .  .  .  .  . . .  .  .  ....  7.1(b)
   (b) .  .  .  .  .  .  . .  .  .  . . .  .  .  . . .  . .  .  .7.5; 10.2
   (c) .  . ......  .  .  .  . . .  .  . . .  .  .  .  .  . . .  .  .  7.1(a)
   (d) .  .  .  . .  .  . .  .  .  . .  .  .  . . .  .  .  .  .  .  .  7.1(c)
   (e) .  . .  .   .  . . .  .  .  .  .  .  . .  .  .  .  .  .  .  .  6.11
316(a)(last sentence).  . .  .  .  .  .  . .  . .  .  .  ..  .  .  .  10.6
   (a)(1)(A) . .  .  . .. .  .  .  .  . .  .  .  .  .  .  .  .  .  .  .6.5
   (a)(1)(B) .  .  . .  ......  .  . .  .  .  .  .  .  .  .  .  .  .  .6.4
   (a)(2).  .  .  .  . .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  N.A.
   (b) .  .  .  . .  . .  .  .  . .  .  .  .  .  .  .  .  .  .  .  .  .6.7
317(a)(1).  .  .  .   . .  .  .  .  .  .  .  . . .  .  .  .  .  .  .  .6.8
   (a)(2).  . . .  .   . .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .6.9
   (b) .  . .  . .  .  . .  .  .  . ...... .  .  .  .  .  .  .  .  .  .2.4
318(a) . .  .  .  . .  . .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  10.1

                                 TABLE OF CONTENTS


Page
    ARTICLE I. - DEFINITIONS AND INCORPORATION BY REFERENCE.  .  . . .  .  1

SECTION 1.1.  Definitions. . . . . . . . . . . . . . . . . .  . . . . . .  1
SECTION 1.2.  Other Definitions. . . . . . . . . . . . . . .   .. . . . .  7
SECTION 1.3.  Incorporation by Reference of Trust Indenture Act . . . . .  7
SECTION 1.4.  Rules of Construction. . . . . . . . . . . . . .  . . . . .  8

ARTICLE II. - THE SECURITIES . . . . . . . . . . . . . . . . .  . . . . .  8
SECTION 2.1.   Terms and Form. . . . . . . . . . . . . . . . .  . . . . .  8
SECTION 2.2.  Execution and Authentication . . . . . . . . . .  . . . . .  9
SECTION 2.3.  Registrar and Paying Agent.. . . . . . . . . . . . . . . .  10
SECTION 2.4.  Paying Agent to Hold Money In Trust. . . . . . . .. . .  .  10
SECTION 2.5.  Securityholder Lists.. . . . . . . . . . . . . . . .  .  .  10
SECTION 2.6.  Transfer and Exchange. . . . . . . . . . . . . . .  .  . .  10
SECTION 2.7.  Replacement Securities.. . . . . . . . . . . . . ...  .  .  11
SECTION 2.8.  Outstanding Securities.. . . . . . . . . . . . . . .  .  .  11
SECTION 2.9.  Temporary Securities.. . . . . . . . . . . . . .  ... .  .  11
SECTION 2.10.  Cancellation. . . . . . . . . . . . . . . . . .   .. .  .  12
SECTION 2.11.  Defaulted Interest. . . . . . . . . . . . . .  .. .. .  .  12
SECTION 2.12.  Provisions Concerning Global Securities.. .  .   .   .  .  12
SECTION 2.13.  CUSIP Numbers.. . . . . . . . . . . . . .  .  .  .   .  .  14

ARTICLE III. - REDEMPTION. . . . . . . . . . . . . . . . . . . . ... . .  15

SECTION 3.1.  Notices to Trustee.. . . . . . . . . . . . . . .   . . . .  15
SECTION 3.2.  Selection of Securities to be Redeemed.. . . . . . . ..  .  15
SECTION 3.3.  Notice of Redemption.. . . . . . . . . . . . . . . . ..  .  15
SECTION 3.4.  Effect of Notice of Redemption.. . . . . . . . . . . . . .  16
SECTION 3.5.  Deposit of Redemption Price. . . . . . . . . . . . .  .  .  16
SECTION 3.6.  Securities Redeemed in Part. . . . . . . . . . . .  . .  .  16

ARTICLE IV. - COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 4.1.  Payment of Securities. . . . . . . . . . . . . . . . . . .  17
SECTION 4.2.  Books and Records. . . . . . . . . . . . . . . . . . ..  .  17
SECTION 4.3.  Conduct of Business, Maintenance of Existence, Etc.. ..  .  17
SECTION 4.4.  Covenant To Secure Notes Equally.. . . . . . . . . . . . .  17
SECTION 4.5.  Consolidated Interest Charge Coverage Ratio. . . . .  .  .  17
SECTION 4.6.  Common Equity to Capitalization Ratio. . . . . . .  . .  .  18
SECTION 4.7.  Restrictions on Debt.. . . . . . . . . . . . . . .  .    .  18
SECTION 4.8.  Loans, Advances, Investments and Contingent Liabilities. .  18
SECTION 4.9.  Restricted Payments. . . . . . . . . . . .  . . . . . .  .  18
SECTION 4.10.  No Lien Created.. . . . . . . . . . . .  . . . . . . .  .  18
SECTION 4.11.  Compliance Certificate. . . . . . . .  . . . . . . .  . .  18
SECTION 4.12.  Financial Statements and Reports. .  . . . . . . .  .   .  19

ARTICLE V. - MERGER AND SALE OF ASSETS . . . . . . . . . . . . . . . ...  19

SECTION 5.1.  Merger and Sale of Assets. . . . ... . . . . . . . . . . .  19

ARTICLE VI. - DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . . . . .  20

SECTION 6.1.  Events of Default. . . . . . . . . . . . . . . . . . . . .  20
SECTION 6.2.  Acceleration.. . . . . . . . . . . .  . . . . . . . . .  .  21
SECTION 6.3.  Other Remedies.. . . . . . . . . . . . . . . . . . . .   .  22
SECTION 6.4.  Waiver of Past Defaults. . . . . . . . . . . . . . .  .  .  22
SECTION 6.5.  Control by Majority. . . . . . . . . . . . . . .  .  .   .  22
SECTION 6.6.  Limitation on Suits. . . . . . . . . .. . . .  .  .  .   .  22
SECTION 6.7.  Rights of Holders to Receive Payment... . .  .  .  .  .  .  23
SECTION 6.8.  Collection Suit by Trustee.. . . . . .. .  .  .  . .  .  .  23
SECTION 6.9.  Trustee May File Proofs of Claim.. . ..  .  . .  . .  .  .  23
SECTION 6.10.  Priorities. . . . . . . . . . . . . . .  . .  .  .  .   .  23
SECTION 6.11.  Undertaking for Costs.. . . . . . . . .  .  .  .  . .   .  24

ARTICLE VII. - TRUSTEE . . . . . . . . . . . . . . ... . . . . . . . . .  24

SECTION 7.1.  Duties of Trustee. . . . . . . . . . . . . . . . . . . . .  24
SECTION 7.2.  Rights of Trustee. . . . . . . . . . .  . . . . . . . .  .  25
SECTION 7.3.  Individual Rights of Trustee.. . . . . . . . . . . . .   .  25
SECTION 7.4.  Trustee's Disclaimer.. . . . . . . . . . . . . . . .  .  .  26
SECTION 7.5.  Notice of Defaults.. . . . . . . . . . . . . . .  .  .   .  26
SECTION 7.6.  Reports by Trustee to Holders. . . . .  . . .  .  .  .   .  26
SECTION 7.7.  Compensation and Indemnity.. . . . . .  . .  .  .  .  .  .  26
SECTION 7.8.  Replacement of Trustee.. . . . . . . .  .  .  .  . .  .  .  27
SECTION 7.9.  Successor Trustee by Merger, etc.. . .   .  . .  . .  .  .  28
SECTION 7.10.  Eligibility; Disqualification.. . . . .  . .  .  .  .   .  28
SECTION 7.11.  Preferential Collection of Claims Against Company.  .   .  28

ARTICLE VIII. - DISCHARGE OF INDENTURE . . . . . . . . . . . . ... . . .  29

SECTION 8.1.  Termination of Company's Obligations.. . . . . . . . . . .  29
SECTION 8.2.  Application of Trust Money.. . . . . . . . . . . . .. .  .  30
SECTION 8.3.  Repayment to Company.. . . . . . . . . . . . . . . . .   .  30

ARTICLE IX. - AMENDMENTS, SUPPLEMENTS AND WAIVERS. . . . . . . . . . . .  30
SECTION 9.1.  Without Consent of Holders.. . . . . . . . . . . . . . . .  30
SECTION 9.2.  With Consent of Holders. . . . . . . . . . . . . . .. .  .  31
SECTION 9.3.  Compliance with Trust Indenture Act. . . . . . . . . .   .  31
SECTION 9.4.  Revocation and Effect of Consents. . . . . . . . . .  .  .  32
SECTION 9.5.  Notation on or Exchange of Securities. . . . . . . . .   .  32
SECTION 9.6.  Trustee to Sign Amendments, etc. . . . . . . . . . . .   .  32

ARTICLE X. - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . ... . .  32

SECTION 10.1.  Trust Indenture Act Controls. . . . . . . . . . . . . . .  32
SECTION 10.2.  Notices.. . . . . . . . . . . . . . . . . . . . . .  . .   32
SECTION 10.3.  Communication by Holders with Other Holders.. . . . .  .   33
SECTION 10.4.  Certificate and Opinion as to Conditions Precedent.  .  .  33
SECTION 10.5.  Statements Required in Certificate or Opinion.. . . .  .   33
SECTION 10.6.  Treasury Securities.. . . . . . . . . . . . . . . . .  .   34
SECTION 10.7.  Rules by Trustee, Paying Agent, Registrar.. . . .  . . .   34
SECTION 10.8.  Legal Holidays. . . . . . . . . . . . . . . . .  .   . .   34
SECTION 10.9.  Governing Law.. . . . . . . . . . . . . . . .  .  .  . .   34
SECTION 10.10.  No Recourse Against Others.. . . . . . . .  .  .  ..  .   34
SECTION 10.11.  Successors.. . . . . . . . . . . . . . .  .  . .  ..  .   34
SECTION 10.12.  Execution in Counterparts. . . . . . .  .  .  .  . .  .   34
SIGNATURES . . . . . . . . . . . . . . . . . . . . .  .  .  .  .  ..  .   36
EXHIBIT A. . . . . . . . . . . . . . . . . . . . .  .  .  .  .  .  .  .   38

      INDENTURE dated as of September 1, 1993, between EUA COGENEX CORPORATION, a Massachusetts corporation ("Company"), and The Bank of New York, a New York banking corporation, as trustee ("Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Securities:

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  Definitions.

     "Accounts Receivable" means the accounts receivable on the consolidated balance sheet of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles on a basis consistent with the balance sheet of the Company on December 31, 1992.

     "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

     "Agent" means any Registrar or Paying Agent. See Section 2.3.

     "Board of Directors" means the Board of Directors of the Company or any committee of the Board of Directors duly authorized to act for it hereunder.

     "Board Vote" means a vote of the Board of Directors, which may be evidenced by a certificate of the Secretary or an Assistant Secretary of the Company which states that such vote has been duly adopted by the Board of Directors and is in full force and effect.

     "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

     "Consolidated Capitalization" of the Company and its Subsidiaries shall mean, without duplication, the sum of (i) Debt, (ii) capital stock (but excluding treasury stock and capital stock subscribed and unissued), (iii) contributed or capital surplus, (iv) retained earnings, and (v) premium on capital stock to the extent not included in surplus, all determined and consolidated in accordance with generally accepted accounting principles, after eliminating all intercompany items and all amounts attributable to any write-up in the book value of any assets on the books of the Company or any Subsidiary subsequent to June 30, 1993; provided that in calculating Consolidated Capitalization for purposes of Section 4.6 hereof, an amount of Current Debt equal to the lesser of 20% of Consolidated Capitalization (including all Current Debt) or $50,000,000 shall be excluded.

     "Consolidated Common Equity" of the Company and its Subsidiaries shall mean, without duplication, the sum of (i) the total capital represented by the common stock of the Company at the time outstanding, (ii) contributed or capital surplus, (iii) retained earnings, and (iv) premium on the common stock of the Company to the extent not included in surplus, all determined and consolidated in accordance with generally accepted accounting principles, after eliminating all amounts attributable to any write-up in the book value of any assets on the books of the Company or any Subsidiary subsequent to June 30, 1993.

     "Consolidated Interest Charges" shall mean for any period, the expenses (net of interest income earned during such period) expensed or accrued for such period for interest (including, without limitation, imputed interest, accrued original interest discount and interest payable in kind) on all debt (including Capitalized Lease Obligations), determined in accordance with generally accepted accounting principals.

     "Consolidated Net Income" shall mean for any period (A) consolidated gross revenues of the Company and its Subsidiaries for such period, but not including in gross revenues (i) proceeds of any life insurance policies, (ii) any gains resulting from the write-up of assets, (iii) any equity of the Company or any Subsidiary in the unremitted earnings of any Person which is not a Subsidiary, (iv) any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger, consolidation or otherwise for any prior to the date of acquisition, (v) in the case of any successor to the Company by merger or consolidation or any transferee of the assets of the Company, any earnings of such successor or transferee corporation prior to the date in which such merger, consolidation or transfer of assets becomes effective, (vi) any gain resulting from the discontinuance of operations or any other extraordinary revenue item of a non-recurring or non-operating nature, (vii) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of investment in such Subsidiary, and (viii) any gain resulting from the acquisition of any debt security at a cost less than the sum of a the principal amount thereof plus accrued interest, minus (B) all operating and non-operating expenses of the Company and its Subsidiaries, including all charges of a proper character (including current and deferred Taxes on income, provision for Taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves, but not including any loss resulting from the discontinuance of operations or any other extraordinary loss item of a non-recurring or non-operating nature); all such amounts to be determined in accordance with generally accepted accounting principles.

     "Consolidated Net Income Available for Restricted Payments" shall mean an amount equal to (A) the sum of (i) $5,000,000 plus (ii) 100% (or minus 100% in case of a deficit) of Consolidated Net Income (but excluding any gain resulting from the sale of assets not in the ordinary course of business) for the period (taken as one accounting period) commencing on June 30, 1991 and terminating at the end of the last fiscal quarter preceding the date of any proposed Restricted Payment plus (iii) additions to paid-in capital subsequent to the date hereof, less (B) aggregate Restricted Payments made after June 30, 1991.

     "Current Debt" shall mean any obligation for borrowed money (and any notes payable and drafts accepted and any other instruments representing extensions of credit, whether or not representing obligations for borrowed money) payable on demand or in a period of one year or less from the date of the creation thereof; provided that any obligation shall be treated as Funded Debt, regardless of its term if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a similar agreement effective for more than one year after the date of the creation of such obligation pursuant to the terms of such obligation or of any such agreement.

     "Debt" shall mean and include both Funded Debt and Current Debt. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary shall be deemed to be Funded or Current Debt, as the case may be, of the Company or such Subsidiary even though such obligation shall not be assumed by the Company or such Subsidiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Existing Investments" shall mean and include the Investments listed on
Schedule I hereto.

     "Funded Debt" shall mean (without duplication):

          (i) any obligation payable more than one year from the date of creation thereof, which under generally accepted accounting principles is shown on the balance sheet as a liability (including Capitalized Lease Obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation),

          (ii) indebtedness payable more than one year from the date of creation thereof which is secured by any Lien on property owned by the Company or any Subsidiary, whether or not the indebtedness secured thereby shall have been assumed by the Company or such Subsidiary,

          (iii) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person, and

          (iv) obligations under any other contract which, in economic effect, are substantially equivalent to Funded Debt; all as determined in accordance with generally accepted accounting principles.

     "Holder" or "Securityholder" or "Noteholder" means a person in whose name a Security is registered on the Registrar's books.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Investments" shall mean all loans, advances, capital contributions and transfers of assets (other than sales in the ordinary course of business or for cash), and all purchases or other acquisitions for consideration of evidences of indebtedness, capital stock or other securities.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature thereof.

     "Officer" means the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary (or Clerk) or the Comptroller of the Company.

     "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary (or Assistant Clerk) or Assistant Comptroller of the Company. See Sections 10.4 and 10.5.

     "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of or counsel to the Company, or who may be other counsel satisfactory to the Trustee.

     "Permitted Investments" shall mean and include the following Investments:

             (i)    Existing Investments;

             (ii) Marketable direct obligations issued or unconditionally guaranteed by the United States of America maturing within one (1) year from the date of acquisition thereof;

             (iii) Commercial paper maturing not more than two hundred and seventy (270) days from the date of acquisition thereof and having the highest rating obtainable from Standard & Poor's Corporation and Moody's Investor Services, Inc.

             (iv) Obligations of any State, Territory or possession of the United States of America, or any political subdivision of any of the foregoing, or of the District of Columbia, which obligations are rated "A" or better by Standard & Poor's Corporation and mature within one (1) year from the date of acquisition thereof;

             (v) Certificates of deposit maturing within one (1) year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any State thereof or the District of Columbia, each having, as of the date of acquisition, combined capital and surplus of not less than $250,000,000;

             (vi) Obligations of any issuer (other than an Affiliate of the Company) maturing within one (1) year from the date of acquisition thereof and which qualify as legal investments for trust funds or savings banks under the laws of New York or Massachusetts, as specified in and subject to the condition prescribed by Rule 40(a)(1) under the Public Utility Holding Company Act of 1935;

             (vii) Repurchase agreements of banks described in clause (v) hereof, secured solely by Investments described in clauses (ii), (iii) and
(iv) hereof;

             (viii) Interests in mutual funds and similar investment companies, provided that the obligations and other securities held thereunder consist exclusively of Investments described in clauses (ii) through (vii) hereof; and

             (ix) Project, partnership and other business Investments undertaken by the Company in the ordinary course of business; provided that to the extent the aggregate value of such Investments in any one year exceeds $5,000,000 (excluding an Investment consisting primarily of energy management services projects and utility demand side management progams in the EUA/Beacon Partners, G.P., a general partnership to be formed with the Beacon Energy Limited Partnership or an affiliate thereof), they shall consist only of cash.

             "Permitted Liens" shall mean and include the following liens:

             (i) Liens for Taxes not yet due or which are being actively contested in good faith by appropriate proceedings;

             (ii) Other Liens incidental to the conduct of the business of the Company or any of its Subsidiaries or the ownership of their respective property and assets which were not incurred in connection with Capitalized Leases, the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate detract from the value of the property or assets, or materially impair the use thereof in the operation of the business of the Company and all of its Subsidiaries as a whole, including, but not limited to, the following Liens:

                    (a) materialmen's, mechanics', carriers', workmen's and other like Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens,

                    (b) pledges or deposits to secure obligations under workmen's compensation laws, unemployment laws or similar legislation, and

                    (c) easements, licenses, rights of way or other restrictions on the use of real property which do not, in the opinion of the Board of Directors of the Company, materially impair the use of such property in the operation of the business of the Company and its Subsidiaries as a whole or the value of such property for the purpose of such business;

             (iii) Liens on property or assets of a Subsidiary of the Company to secure obligations of such Subsidiary to the Company or to another Subsidiary of the Company;

             (iv) Liens of or resulting from any judgment or award, provided that (a) the time for appeal or the filing of a petition for rehearing shall not have expired, (b) the Company or a Subsidiary of the Company, as the case may be, shall in good faith be diligently prosecuting an appeal or proceeding for review, (c) a stay of execution of such judgment or award pending such appeal or proceeding for review shall have been obtained, (d) the payment of any sums required to be paid under the Notes or this Indenture shall not be interfered with or otherwise affected by any such appeal or proceeding for review, and (e) the Company shall notify you of any such Liens as promptly as practicable;

             (v) Liens on property or assets of a Subsidiary securing Debt of such Subsidiary to third parties for which the Company is not liable;

             (vi) Liens arising or attaching after the date hereof and given by the Company or any Subsidiary of the Company to secure the payment of the purchase price of property acquired by the Company or such Subsidiary (including, for purposes hereof, Liens existing on such property at the time of acquisition thereof); provided that (a) no such Lien shall extend to or cover any property of the Company or such Subsidiary, as the case may be, other than the property acquired subject thereto, and (b) the Debt secured by any such Lien shall not exceed 100% of the lesser of (I) the total purchase price of the subject property or (II) the fair market value of the subject property at the time of acquisition thereof (as determined in good faith by the Board of Directors of the Company);

             (vii)  Liens in existence on the date hereof and disclosed on
Schedule II hereto;

             (viii) Liens securing lease obligations; provided, however, that no such Lease Obligations shall arise out of the sale and lease back of assets unless the sale and lease back in questions is entered into prior to, at the time of or within 180 days of the acquisition of the assets being sold and leased back;

             (ix)   Liens at any time existing securing the Notes; and

             (x)    Liens on Accounts Receivable securing Debt.

             "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.

             "Project Finance Obligation" shall mean any obligation of the Company or any Subsidiary of the Company secured by a Lien on, or payable out of the proceeds or production from specific assets of said obligor; provided that such obligation shall be wholly without recourse to the Company or any Subsidiary of the Company

             "Project Finance Subsidiary" shall mean any Subsidiary of the Company, eighty percent (80%) of the Funded Debt of which, owing to parties other than Affiliates, consists exclusively of Project Finance Obligations.

             "Responsible Officer" means any officer in the corporate trust department of the Trustee or any other officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

             "Restricted Payments" shall mean (i) any dividends or any other distributions on account of any class of stock and (ii) any redemption, purchase or other acquisition, direct or indirect, of any shares of stock of the Company. There shall not be included in Restricted Payments or in any computation of Consolidated Net Income Available for Restricted Payments dividends paid, or distributions made, in the common stock of the Company and
(b) exchanges of stock of one or more classes of the Company. The term "stock", as used in this definition, shall include warrants or options to purchase stock.

             "SEC" means the Securities and Exchange Commission.

             "Securities" means the Securities issued under this Indenture; provided, however, that if at any time there is more than one entity acting as Trustee under this Indenture, "Securities" as to which such entity is Trustee means Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any Series as to which such entity is not Trustee.

             "Series" of Securities means all Securities provided for by one or more indentures supplemental hereto, Board Votes or Officers' Certificates as being part of the same series.

             "Significant Partnership" shall mean any Subsidiary of the Company (i) which is a partnership, (ii) for which the Company accounts by the equity method of accounting, and (iii) in which Investments by the Company constitute more than 10% of the aggregate Investments by the Company in all of its partnership Subsidiaries.

             "Subsidiary" shall mean, as to any Person, (i) any corporation a majority of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by such Person either directly or through Subsidiaries, and (ii) any partnership in which such Person or any Subsidiary of such Person is or, by contract or otherwise, exercises (or has the right to exercise) the powers of, a general partner, or otherwise possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such partnership.

             "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sec. 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided by Section 9.3; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

             "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor. If at any time there are one or more additional parties acting as trustee hereunder for any Series of Securities, "Trustee" shall also mean such parties and the term "Trustee" as used with respect to the Securities of a particular Series means the Trustee with respect to Securities of that Series.

             "United States" means the United States of America including its territories and possessions.

SECTION 1.2  Other Definitions.
Term                                                         Defined in
Section
"Bankruptcy Law" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  .6.1
"Custodian". . . . . . . . . . . . . . . . . . . . . . . . . . . .  .  .  .6.1
"Depository" . . . . . . . . . . . . . . . . . . . . . . . . . . .   .  2.12.1
"Event of Default" . . . . . . . . . . . . . . . . . . . . . . . .   . .  .6.1
"Global Security". . . . . . . . . . . . . . . . . . . . . . . . .   .  2.12.1
"Legal Holiday". . . . . . . . . . . . . . . . . . . . . . . . .  .. . .  10.8
"Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . .  .    . .  .2.3
"Registrar". . . . . . . . . . . . . . . . . . . . . . . . .  .  .   . .  .2.3
"U.S. Government Obligations". . . . . . . . . . . . . . .  .  .  . .  .  .8.1

SECTION 1.3.  Incorporation by Reference of Trust Indenture Act.

             Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

             "Commission" means the SEC.

             "indenture securities" means the Securities.

             "indenture security holder" means a Securityholder.

             "indenture to be qualified" means this Indenture.

             "indenture trustee" or "institutional trustee" means the Trustee.

             "obligor" on the indenture securities means the Company.

             All other TIA terms used in this Indenture that are defined by TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

SECTION 1.4.  Rules of Construction.

             Unless the context otherwise requires:

                    (1)  a term has the meaning assigned to it;

                    (2) an accounting term, not otherwise defined, has the meaning assigned to it in accordance with generally accepted accounting principles;

                    (3)  "or" is not exclusive; and

                    (4) words in the singular include the plural, and in the plural include the singular.

                                   ARTICLE II.

                                 THE SECURITIES

SECTION 2.1.   Terms and Form.

             The Securities may be issued from time to time in one or more Series. Each Series shall be limited to such aggregate principal amount, shall bear the title and interest at the rates and from the dates, shall mature at the times, shall or may be redeemable at the prices and upon the terms, and shall contain or be subject to all terms as shall be established in an indenture supplemental hereto or by or pursuant to a Board Vote (and, to the extent not set forth in the Board Vote, in an Officers' Certificate detailing the adoption of terms pursuant to the Board Vote). Securities of a Series shall be substantially identical except as to denomination and except as may be otherwise provided in a Board Vote and/or an Officers' Certificate or in an indenture supplemental hereto. The Officers' Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. See Section 2.12.4.

             The Securities of each Series hereunder shall be substantially in the form set forth in Exhibit A or in such other form as shall be established pursuant to a Board Vote (and, to the extent not set forth in the Board Vote, in an Officers' Certificate detailing the adoption of such form) or one or more indenture supplements to this Indenture, in each case, with such insertions, omissions, substitutions, and other variations as are required or permitted by this Indenture, such Board Vote (and Officers' Certificate) or such indenture supplement. If a form of any Security is approved by a Board Vote, such Officers' Certificate shall also state that all conditions precedent relating to the authentication and delivery of such Security have been complied with and shall be accompanied by a copy of the Board Vote by or pursuant to which the form of such Security has been approved. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them, such approval to be conclusively evidenced by the execution of such Securities. Unless the form of a Security of a Series provides otherwise, each Security shall be dated the date of its authentication.

             Unless the form of a Security of a Series provides otherwise, the Securities of such Series shall be issued in denominations of $1,000 or multiples thereof.

             In the event that Securities issued hereunder are to be resold in reliance on Rule 144A of the Securities Act of 1933, a Board Vote shall be taken providing for the transfer restrictions and procedures required by said Rule 144A.

SECTION 2.2.  Execution and Authentication.

             Two Officers shall sign the Securities for the Company and may employ facsimile signatures. The Company's seal shall be impressed, affixed or reproduced on the Securities.

             If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

             The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Trustee shall authenticate Securities for original issue upon (or in accordance with such procedures acceptable to the Trustee set forth in) a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company.

             A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Trustee's authentication shall be in the following form (except that where applicable any successor or additional Trustee's name for Securities of a Series shall be substituted for the Trustee named below):

             This is one of the Securities of
             the Series designated therein referred
             to in the within-mentioned Indenture.

The Bank of New York
  as Trustee



By__________________________________
  Authorized Signatory

SECTION 2.3.  Registrar and Paying Agent.

             The Company shall designate a Registrar who shall maintain an office or agency where Securities may be presented for registration of transfer and where Securities may be presented for exchange ("Registrar") and a paying agent who shall maintain an office or agency where Securities may be presented for payment ("Paying Agent"). Initially, The Bank of New York, 101 Barclay Street, New York, New York 10286 will act as the Registrar and Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. With the consent of the Trustee, which shall not be unreasonably withheld, the Company may designate one or more co-registrars and one or more Paying Agents. The term "Registrar" includes any additional co-registrar. The term "Paying Agent" includes any additional paying agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.4.  Paying Agent to Hold Money In Trust.

             The Company, by written agreement, shall require each Paying Agent other than the Trustee to agree that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, if any, or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

SECTION 2.5.  Securityholder Lists.

             The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee any information in the possession or control of the Company (a) on or before each semi-annual interest payment date of any Series of Securities, and (b) at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.6.  Transfer and Exchange.

             When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested in the manner provided in this Section 2.6. See Section 2.12.5.

             Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed for any exchange or transfer but not for any exchange pursuant to
Section 2.9, 3.6 or 9.5.

             The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any Series during a period beginning at the opening of business 15 days before the day of selection for redemption of Securities of that Series under Section 3.2 and ending at the close of business on the day of the mailing of notice of redemption, or (ii) to register the transfer of, or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 2.7.  Replacement Securities.

             If the Holder of a mutilated Security surrenders such Security to the Trustee of if the Holder of a Security presents evidence satisfactory to the Company and the Trustee that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405(2) of the Massachusetts Uniform Commercial Code as in effect on the date of this Indenture are met. In case any such Security has or is about to become due and payable, the Company may pay the Security instead of issuing a new Security. If required by the Company or the Trustee, such Holder shall provide an indemnity bond which must be sufficient in the judgment of the party requiring it to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge the Holder for its expenses in replacing a Security.

             Every replacement Security is an additional obligation of the Company.

SECTION 2.8.  Outstanding Securities.

             Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.7, those Securities of any Series for which the Company has made a deposit in accordance with Section 8.1 and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate holds the Security. See Section 10.6.

             If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

             If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.9.  Temporary Securities.

             Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.10.  Cancellation.

             The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall return such cancelled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.11.  Defaulted Interest.

             If the Company defaults in the payment of interest on any Series of the Securities, it shall pay the defaulted interest, plus any interest payable on such defaulted interest to the extent permitted by law, to persons who are Holders of Securities of such Series on a subsequent special record date. The Company shall fix the special record date and the payment date. At least 15 days before such special record date, the Company shall notify the Trustee and each Holder of such special record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

SECTION 2.12.  Provisions Concerning Global Securities.

             The following provisions shall govern the establishment and issuance of Global Securities and shall be effective at all times when any Global Securities shall be outstanding.

                    2.12.1. Certain Definitions. The following terms shall have their associated meanings:

                         "Depository" means, with respect to the Securities of
                    any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depository for such Series by the Company, which Depository shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended; and if at any time there is more than one such person, "Depository" as used with respect to the Securities of any Series shall mean the Depository with respect to the Securities of such Series.

                         "Global Security" means a Security in the form
                    prescribed in Section 2.1 and this Section 2.12 evidencing all or part of a Series of Securities, issued to the Depository for such Series or its nominee, and registered in the name of such Depository or nominee.

                    2.12.2. Acts of Holders. The Depository, as a Holder, may appoint agents and otherwise authorized participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

                    2.12.3. Legend. Any Global Security shall bear a legend in substantially the following form:

                         "This Security is a Global Security within the
                    meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository."

                    2.12.4. Terms of Securities. An indenture supplemental to the Indenture or a Board Vote (and, to the extent not set forth in the Board Vote, in an Officers' Certificate detailing the adoption of terms pursuant to the Board Vote) shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depository for such Global Securities or Securities.

                    2.12.5. Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.6 and in addition thereto, any Global Securities shall be exchangeable pursuant to Section 2.6 for Securities registered in the names of Holders other than the Depository for such Securities or its nominee only if (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in either such case, the Company fails to appoint a successor Depository within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers' Certificate that such Global Securities shall be so exchangeable or (iii) an event shall have happened and be continuing which, after notice or lapse of time, or both, would be an Event of Default with respect to the Securities represented by such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

                    Except as provided in this Section 2.12.5, a Global
             Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                    2.12.6. Acceleration. Notwithstanding any provisions to the contrary contained in Section 6.2 and in addition thereto, upon receipt by the Trustee of any declaration of acceleration, or rescission and annulment thereof, with respect to Securities of a Series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of outstanding Securities of such Series entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be. The Holders on such record date, or their duly designated proxies, and only such Holders, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided, however, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 2.12.6.

                    2.12.7. Control by Majority. Notwithstanding any provisions to the contrary contained in Section 6.5, and in addition thereto, upon receipt by the Trustee of any direction with respect to Securities of a Series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of outstanding Securities of such Series entitled to join in such direction, which record date shall be at the close of business on the date the Trustee receives such direction. The Holders on such record date, or their duly designated proxies, and only such Holders, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided, however, that unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder from giving, after expiration of such 90-day period, a new direction identical to a direction which has been cancelled pursuant to the provisions to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this
             Section 2.12.7.

SECTION 2.13.  CUSIP Numbers.

             The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III.

                                   REDEMPTION

SECTION 3.1.  Notices to Trustee.

             If the Company wants to redeem Securities of any Series pursuant to the terms of the Securities of that Series, the Company shall notify the Trustee of the redemption date and the principal amount of the Securities to be redeemed.

             Each such notice shall be accompanied by an Officers' Certificate stating that the conditions to such redemption as provided in such Security and in this Indenture have been complied with. If the Company elects to redeem less than all the Securities of a Series, the Company shall notify the Trustee of such redemption date and of the principal amount of such Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 3.2.

             If any Series of Securities by its terms is redeemable pursuant to the operation of a sinking fund, the Company shall notify the Trustee by an Officers' Certificate of the amount of the next sinking fund payment and the portion of such payment which is to be satisfied by delivering and crediting Securities of the same Series pursuant to Section 3.5.

             If the Company wants to credit against any mandatory redemption Securities of the same Series it has not previously delivered to the Trustee for cancellation, it shall deliver the Securities with such Officers' Certificate.

             The Company shall give each notice or Officers' Certificate provided for in this Section at least 60 days before the redemption date (unless shorter notice is satisfactory to the Trustee).

SECTION 3.2.  Selection of Securities to be Redeemed.

             If less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities of such Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of such Series that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.3.  Notice of Redemption.

             At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

             The notice shall identify the Securities (including CUSIP number, if any) to be redeemed and shall state:

                    (1)  the redemption date;

                    (2)  the redemption price and the accrued interest;

                    (3) if less than all Securities of a Series outstanding are to be redeemed, the identification (and, if any Security is to be redeemed in part, the principal amount) of the particular Security to be redeemed;

                    (4)  the name and address of the Paying Agent;

                    (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                    (6) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

                    (7) that the redemption is pursuant to a sinking fund, if that is the case.

             At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.4.  Effect of Notice of Redemption.

             Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the applicable redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the applicable redemption price plus accrued interest to the redemption date; provided, however, that any regular payment of interest becoming due on the redemption date shall be payable to the Holders of such Securities in accordance with their terms.

SECTION 3.5.  Deposit of Redemption Price.

             On or before the redemption date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

             Unless any Security by its terms prohibits any sinking fund payment obligation from being satisfied by delivering and crediting Securities (including Securities redeemed otherwise than through a sinking fund), the Company may deliver such Securities to the Trustee for crediting against such payment obligation in accordance with the terms of such Securities and this Indenture.

SECTION 3.6.  Securities Redeemed in Part.

             Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate and deliver to the Holder a new Security of the same Series equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV.

                                    COVENANTS

SECTION 4.1.  Payment of Securities.

             The Company shall pay the principal of, and interest and premium, if any, on each Series of Securities on the date and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money irrevocably designated for and sufficient to pay the installment. At the Company's option, it can pay any interest on any Securities by mailing checks by first class mail to the Holders of such Securities at their addresses as shown on the Registrar's books.

             The Company shall pay interest on overdue principal and premium, if any, at the rate or rates borne by each Series of the Securities; it shall, to the extent lawful, pay interest on overdue installments of interest at the same rate or rates.

SECTION 4.2.  Books and Records.

             The Company covenants that, so long as any Securities of any Series should be outstanding, it shall keep, in accordance with generally accepted accounting principles, proper and complete books, records, and accounts.

SECTION 4.3.  Conduct of Business, Maintenance of Existence, Etc.

             The Company shall at all times (i) preserve and maintain in full force and effect its existence as a corporation under the laws of its jurisdiction of incorporation and its qualification to do business in all other jurisdictions where the failure to so maintain such qualification would have a material adverse effect on the Company and its Subsidiaries, taken as a whole, (ii) maintain in full force and effect all of its rights, privileges, licenses, permits and franchises where failure to maintain the same would have a material adverse effect on the Company and its Subsidiaries taken as a whole, and (iii) preserve and maintain all its material assets and properties which are used or useful in the conduct of its business in good working order and condition and in material compliance with all applicable laws.

SECTION 4.4.        Covenant To Secure Notes Equally.

             The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens, then, unless prior written consent to the creation or assumption thereof shall have been given by the requisite Holders of the Notes, it will, prior to or simultaneously with the inception of such Lien, make or cause to be made effective provisions whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any other Debt shall be so secured.

SECTION 4.5.  Consolidated Interest Charge Coverage Ratio.

             The Company will not incur any additional Funded Debt if, after giving effect to such incurrence, the ratio of (i) Consolidated Net Income (before Taxes thereon) plus Consolidated Interest Charges to (ii) Consolidated Interest Charges at the end of any fiscal quarter is less than 1.10 to 1.0.

SECTION 4.6.  Common Equity to Capitalization Ratio.

             The Company will not permit Consolidated Common Equity (i) to be less than 20% of Consolidated Capitalization at any time during the period from and including the date hereof through June 30, 1995 and (ii) to be less than 30% of Consolidated Capitalization from and after June 30, 1995; provided, however, that it will not constitute an Event of Default hereunder if such Consolidated Common Equity is less than 30% but greater than 25% so long as the Company refrains from making any Restricted Payments or incurring any additional Debt until such time as the Consolidated Common Equity ratio is at least 30%; and provided further that it will not constitute an Event of Default hereunder if such Consolidated Common Equity ratio is less than 25% so long as the ratio is not less than 25% at the end of two successive calendar quarters.

SECTION 4.7.  Restrictions on Debt.

             The Company will not, and will not permit any Subsidiary to, incur, assume, create or enter into any Debt unless immediately after such incurring, assumption, creation or entering into, after giving effect to the utilization of any proceeds thereof, the Company's Consolidated Common Equity will be not less than (i) 20% of Consolidated Capitalization at any time through June 30, 1995, or (ii) 25% of Consolidated Capitalization from and after June 30, 1995.

SECTION 4.8.  Loans, Advances, Investments and Contingent Liabilities.

             The Company will not, and will not permit any Subsidiary to, make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that the Company or any Subsidiary may:

             (i)     own, purchase or acquire any Permitted Investment; and
             (ii) endorse negotiable instruments for collection in the ordinary course of business.

SECTION 4.9.  Restricted Payments.

             The Company shall not declare, make, or agree or otherwise commit to make any Restricted Payments, except out of Consolidated Net Income Available for Restricted Payments, and then only if, at the time of such Restricted Payment and after giving effect thereto, (i) no Default or Event of Default shall have occurred or be continuing, and (ii) on or after June 30, 1995 the Company's Consolidated Common Equity shall be not less than 30% of Consolidated Capitalization.

SECTION 4.10.  No Lien Created.

             This Indenture and the Securities do not create a Lien, charge or encumbrance on any property of the Company or any Subsidiary.

SECTION 4.11.  Compliance Certificate.

             The Company shall deliver to the trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate, one of the signatories of which shall be the Company's chief executive officer, the chief financial officer or the chief accounting officer at the time such Officers' Certificate is signed, stating whether or not the signers know of any Default by the Company in performing its covenants and obligations hereunder that occurred during the fiscal year and is continuing. If they do know of such a Default, the Certificate shall describe the nature and status of the Default. The Certificate need not comply with Section 10.5. The first certificate shall be delivered to the Trustee by April 30, 1994.

SECTION 4.12.  Financial Statements and Reports.

             So long as the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall file with the Trustee and mail to each Holder at its registered address the following: (i) within 105 days after the end of each fiscal year, consolidated statements of income, retained earnings, capitalization and cash flows of the Company and its Subsidiaries for such year, accompanied by a "Managements' Discussion and Analysis of Financial Condition and Results of Operations" with respect thereto, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures for the preceding fiscal year; and (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments.

At such time as the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of Section 314(a) of TIA.

                                   ARTICLE V.

                            MERGER AND SALE OF ASSETS

SECTION 5.1.  Merger and Sale of Assets.

             The Company will not merge or consolidate with any other Person, or sell, lease, transfer or otherwise dispose of all or substantially all of its Consolidated Assets to any Person, except that:

             (i) the Company may merge or consolidate with any Person, provided, that (a) the Company is the continuing or surviving corporation and
(b) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall exist; and

             (ii) the Company may merge or consolidate with any Person in a merger or consolidation in which the Company is not the continuing or surviving corporation, provided that (a) the continuing or surviving corporation shall be incorporated in the United States of America or any state or jurisdiction thereof, (b) the continuing or surviving corporation shall have expressly assumed in writing the due and punctual payment of the Notes and the observance of and compliance with all covenants and agreements contained therein and in this Indenture, and (c) immediately after giving effect to such merger or consolidation, no Default or Event of Default on the part of the continuing or surviving corporation shall exist.

             Any sale, disposition or other transfer of assets must be made at fair market value.

                                   ARTICLE VI.

                              DEFAULTS AND REMEDIES

SECTION 6.1.  Events of Default

             Unless the form of a Security of a Series provides otherwise, an "Event of Default" occurs with respect to Securities of any Series if:

                    (1) the Company defaults in the payment of interest on any Security of that Series when the same becomes due and payable and the Default continues for a period of 30 days;

                    (2) the Company defaults in the payment of the principal of, or premium, if any, on, any Security of that Series when the same becomes due and payable at maturity, upon redemption or otherwise, provided that in the case of default in the making or satisfaction of any sinking fund payment, such default continues for a period of 10 days;

                    (3) the Company fails to comply with any of its other agreements in the Securities of that Series or this Indenture (other than a default which has expressly been included in this Indenture solely for the benefit of a Series of Securities other than that Series) and the default continues for the period and after the notice specified below;

                    (4) an event of default, as defined in any mortgage, indenture or instrument under which there is or may be issued indebtedness of the Company or any Subsidiary for money borrowed (including an Event of Default with respect to a Security of any Series hereunder) in the principal amount exceeding $5,000,000, shall occur with the result that such indebtedness shall have been declared due and payable prior to the date on which it would otherwise become due and payable, but if any such default is cured by the Company or such Subsidiary or is waived by the specified percentage of holders of such mortgage, indenture or instrument entitled so to waive, then the Event of Default under this Indenture by reason of such default shall be deemed to have been cured and, and provided that this clause (4) shall not apply to any payment default or other failure or event causing or permitting acceleration in respect of (a) any Project Finance Obligation of the Company, (b) any obligation of any Subsidiary of the Company to the Company, or (c) any obligation of any Subsidiary of the Company for which the Company is not liable;

                    (5) the Company pursuant to or within the meaning of any Bankruptcy Law:

                         (a)  commences a voluntary case;

                         (b) consents to the entry of an order for relief from claims against it in an involuntary case;

                         (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                         (d) makes a general assignment for the benefit of its creditors (excluding the assignment of debts incurred or arising in connection with Project Finance
                    Obligations);

                    (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                         (a)  is for relief against the Company in an
                    involuntary case;

                         (b) appoints a Custodian of the Company or for all or substantially all of its property; or

                         (c)  orders the liquidation of the Company;

                    (7) if Eastern Utilities Associates shall at any time own, beneficially and of record, less than 51% of all then issued and outstanding shares of capital stock of the Company having ordinary voting rights for the election of directors.

                    (8) any other Event of Default provided for Securities of that Series occurs.

             The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

             A Default with respect to any Series of Securities under clause
(3) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 33% in principal amount of the outstanding Securities of that Series notify the Trustee and the Company of the Default and the Company does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.2.  Acceleration.

             If an Event of Default with respect to Securities of any Series occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 33% in principal amount of the outstanding Securities of that Series by notice to the Company and the Trustee, may declare that the principal of and accrued interest on all the Securities of that Series (or, if any of the Securities of that Series so provide, such portion of the principal amount of such Securities as may be specified in the terms thereof) shall be due and payable immediately. Upon such declaration, such principal (or specified amount) and interest shall be due and payable immediately. The Holders of a majority in principal amount of the outstanding Securities of that Series by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration. See Section 2.12.6.

SECTION 6.3.  Other Remedies.

             If an Event of Default with respect to Securities of any Series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, interest or premium, if any, on, the Securities of that Series or to enforce the performance of any provision of the Securities of that Series or this Indenture.

             The Trustee may maintain a proceeding even if it does not possess any of the Securities of that Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.4.  Waiver of Past Defaults.

             Subject to Section 9.2, the Holders of a majority in principal amount of the outstanding Securities or any Series on behalf of the Holders of the outstanding Securities of that Series by notice to the Trustee may waive an existing past Default or Event of Default and its consequences but such waiver shall not extend to any future Event of Default. When a Default or Event of Default is waived by the Holders of any Series of Securities, it is cured and stops continuing with respect to Securities of that Series.

SECTION 6.5.  Control by Majority.

             The Holders of a majority in principal amount of the outstanding Securities of any Series may direct the time, method and place of (1) conducting any proceeding for any remedy available to the Trustee; or (2) exercising any trust or power conferred on the Trustee with respect to the Securities of that Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, or, subject to Section 7.1, that the Trustee determines would be unduly prejudicial to the rights of other Securityholders of that Series or that would involve the Trustee in personal liability. See Section 2.12.7.

SECTION 6.6.  Limitation on Suits.

             A Securityholder may pursue a remedy with respect to this Indenture or the Securities of that Series only if:

                    (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                    (2) the Holders of at least 33% in principal amount of the outstanding Securities of that Series make a written request to the Trustee to pursue the remedy;

                    (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                    (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                    (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities of that Series do not give the Trustee a direction inconsistent with the request.

             A Holder of any Series of Securities may not use any provision of this Indenture to prejudice the rights of another Holder of any Securities of that Series or to obtain a preference or priority over another Holder of any Securities of that Series.

SECTION 6.7.  Rights of Holders to Receive Payment.

             Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, interest and premium, if any, on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.8.  Collection Suit by Trustee.

             If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing for Securities of any Series, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, interest and any premium remaining unpaid on the Securities of that Series.

SECTION 6.9.  Trustee May File Proofs of Claim.

             The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Securities of any Series allowed in any judicial proceedings relative to the Company, its creditors or its property.


SECTION 6.10.  Priorities.

             If the Trustee collects any money pursuant to this Article with respect to Securities of any Series, it shall pay out the money in the following order:

                    FIRST: to the Trustee and any predecessor trustee of it
             for amounts due under Section 7.7;

                    SECOND: to Holders of Securities of that Series for
             amounts due and unpaid on the Securities of that Series for principal, interest and premium, if any, ratably without preference or priority of any kind, according to the amounts due and payable on the Securities of that Series of principal, interest and premium, if any, respectively; and

                    THIRD: to the Company.

             The Trustee may fix a record date and payment date of any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.

             In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the Securities of any Series.

                                  ARTICLE VII.

                                     TRUSTEE

SECTION 7.1.  Duties of Trustee.

             (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

             (b)    Except during the continuance of an Event of Default:

                    (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                    (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

             (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                    (1) This paragraph (c) does not limit the effect of paragraph (b) of this Section;

                    (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

             (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

             (e) The Trustee may refuse to perform any duty or exercise any right or power unless it is assured of indemnity satisfactory to it against any loss, liability or expense.

             (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

SECTION 7.2.  Rights of Trustee.

             (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

             (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

             (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

             (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

             (5) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

             (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

SECTION 7.3.  Individual Rights of Trustee.

             The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.4.  Trustee's Disclaimer.

             The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.5.  Notice of Defaults.

             If a Default occurs and is continuing with respect to Securities of any Series and if it is known to the Trustee, the Trustee shall mail to each Holder of Securities of that Series notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security of that Series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of Securities of that Series.

SECTION 7.6.  Reports by Trustee to Holders.

             After this Indenture shall be qualified under the TIA, within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Company and each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if such report is required by such TIA Section 313(a). The Trustee shall also comply with TIA Section 313(b).

             A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities of any Series are listed.

             The Company shall promptly notify the Trustee whenever the Securities of any Series are listed on any stock exchange.

SECTION 7.7.  Compensation and Indemnity.

             The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include, without limitation, the reasonable compensation and expenses of the Trust's agents and counsel.

             Except as provided below in this paragraph, the Company shall indemnify each of the Trustee and any predecessor trustee of it against any loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or administration of the trust created by this Indenture or the performance of its duties hereunder, including all reasonable costs and expenses in defending itself against any claim or liability in connection with the exercise or performance of any of its powers and duties under this Indenture. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity but failure to do so shall not relieve the Company of its obligations under this Section 7.7. The Company need not pay for any settlement made by the Trustee without the Company's consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by either the Trustee or any predecessor trustee of it through its own negligence or willful misconduct. In respect of the Company's payment obligations in this Section 7.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee as such and not in its individual capacity, except for money or property held in trust for the benefit of the Holders to pay the principal of and interest and premium, if any, on particular Securities.

             When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.1(5) or Section 6.1(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

             The provisions of this Section 7.7 shall survive the termination of this Indenture.

SECTION 7.8.  Replacement of Trustee.

             The Trustee may resign with respect to any or all Series of Securities by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities or any Series may remove the Trustee with respect to the Securities of that Series by notifying the removed Trustee and the Company. Those Holders may appoint a successor Trustee with respect to the Securities of the Series with the Company's consent. The Company may remove the Trustee with respect to any or all Series of Securities or, if there is more than one Trustee hereunder, with respect to all Series of Securities for which such Trustee acts as trustee if:

                    (1)  the Trustee fails to comply with Section 7.10;

                    (2)  the Trustee is adjudged a bankrupt or an insolvent;

                    (3) a receiver or public officer takes charge of the Trustee or its property; or

                    (4)  the Trustee becomes incapable of acting.

             If the Trustee with respect to one or more Series of Securities resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

             If a successor Trustee with respect to one or more Series of Securities does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities with respect to such Series of Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

             If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

             A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, and upon the payment of all amounts owed to the Trustee hereunder, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to the Securities of Series for which it acts as Trustee. A successor Trustee shall mail notice of its succession to each Holder of Securities of a Series for which it acts as Trustee.

             If at the time a successor to the Trustee succeeds to the trusts created by this Indenture any of the Securities of any Series shall have been authenticated but not delivered, the successor to the Trustee of the Securities of that Series may adopt the certificate of authentication of any predecessor trustee for that Series of Securities and deliver the Securities for that Series so authenticated. If at that time any of the Securities of a Series shall not have been authenticated, any successor to the Trustee for that Series of Securities may authenticate the Securities for that Series either in the name of any predecessor trustee for that Series of Securities hereunder or in the name of the successor trustee. In all such cases the certificate of authentication shall have the same force and effect which the provisions of the Securities or this Indenture provided that certificates of authentication of the Trustee shall have, except that the right to adopt the certificate of authentication of any predecessor Trustee for a Series of Securities or to authenticate Securities of a Series in the name of any predecessor Trustee for that Series of Securities shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 7.9.  Successor Trustee by Merger, etc.

             If the Trustee consolidates, mergers or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation shall be the successor Trustee, without any further act.

SECTION 7.10.  Eligibility; Disqualification.

             This Indenture shall always have for each Series of Securities a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. If any Series of Securities is admitted to trading on the New York Stock Exchange, Inc., or any successor thereto, the Company shall ensure that a transfer agent facility maintain an office or agency in the Borough of Manhattan, the City of New York, as long as such Series of Securities shall be so admitted. With respect to each Series of Securities, the Trustee shall comply with TIA Sec 310(b), including the proviso contained in TIA Sec 310(b)(1) and the exception permitted by the first full sentence of TIA Sec 310(b)(9)], provided, however, there shall be excluded from TIA Sec 310(b) as incorporated herein this Indenture with respect to
Securities of other Series.

SECTION 7.11.  Preferential Collection of Claims Against Company.

             The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII.

                             DISCHARGE OF INDENTURE

SECTION 8.1.  Termination of Company's Obligations.

             The Company at any time may terminate its obligation to pay an installment of principal and premium, if any, or interest if it deposits with the Trustee money or U.S. Government Obligations sufficient to pay the installment when due. The Company shall designate the installment for which payment is being made.

             The Company at any time may terminate all of its obligations under the Securities of any or all Series and this Indenture with respect to such Series or all Series if:

                    (1) all Securities of such Series previously authenticated and delivered (other than destroyed, lost or stolen Securities of such Series which have been replaced or paid) have been delivered to the Trustee for cancellation; or

                    (2) the Company (i) irrevocably deposits in trust with the Trustee money or U.S. Government Obligations (a) sufficient to pay principal of, and interest and premium, if any, on the Securities of such Series to maturity or redemption, as the case may be, or (b) in the case of a Series of Securities which provides for a mandatory sinking fund, sufficient to make all mandatory sinking fund payments to maturity and sufficient to pay at maturity any principal of and interest on Securities of such Series not redeemed prior to maturity (other than moneys paid to the Company or discharged from trust in accordance with Section 8.3) and (ii) delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this paragraph and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which opinion shall be based upon at least one of the following authorities: (a) a public ruling of the Internal Revenue Service,
             (b) a private ruling of the Internal Revenue Service issued to the Company with respect to such Securities, (c) a provision of the Internal Revenue Code or (d) a final regulation promulgated by the Department of the Treasury.

However, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 7.7, 7.8 and 8.3 with respect to the Securities of such Series shall survive until the Securities of such Series are no longer outstanding. Thereafter the Company's obligations in Section 7.7 shall survive.

             After such a deposit, the Trustee upon request shall acknowledge, in writing, the discharge of the Company's obligations under the Securities of such Series and this Indenture except for those surviving obligations specified above.

             In order to have money available on a payment date to pay principal of, and interest or premium, if any, on, the Securities, the U.S. Government Obligations shall be payable as to principal of, interest or premium, if any, on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

             "U.S. Government Obligations" means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

SECTION 8.2.  Application of Trust Money.

             The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent in accordance with this Indenture to the payment of principal of, interest and premium, if any, on, the Securities of the Series or to the payment of any mandatory sinking fund payments, for which the money or U.S. Government Obligations have been deposited.

SECTION 8.3.  Repayment to Company.

             The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time. The Trustee and Paying Agent shall pay to the Company upon written request any money or U.S. Government Obligations held by them for the payment of principal, interest or premium, if any, on any Security or for the payment of any mandatory sinking fund payments, that remains unclaimed for two years after such principal, interest, premium or mandatory sinking fund payments have become due and payable. If such money or U.S. Government Obligations are then held by the Company they shall be discharged from the trust. After that, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors unless an applicable abandoned property law designates another person or entity.

                                   ARTICLE IX.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.  Without Consent of Holders.

             The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any
Securityholder:

                    (1) to cure any ambiguity, omission, defect or inconsistency or to make other formal changes;

                    (2)  to comply with Article IV or V;

                    (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                    (4) to add to the covenants of the Company or to add any additional Events of Default for the benefit of all or any Series of Securities;

                    (5) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in (i) bearer form, registrable or not registrable as to principal, and/or (ii) coupon form, registrable or not registrable as to principal, and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form;

                    (6) to add to or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

                    (7) to establish the form or terms of the Securities of any Series pursuant to Section 2.1; or

                    (8) to make any change that does not adversely affect the rights of any Securityholder;

but none of such changes shall adversely affect the rights of any Securityholder.

SECTION 9.2.  With Consent of Holders.

             The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such indenture supplement or amendment (each Series voting separately as one class). The Holders of a majority in principal amount of the outstanding Securities of each such Series (each Series voting separately as one class) may waive compliance by the Company in a particular instance with any provision of this Indenture or the Securities of such Series without notice to any Holder of Securities of such Series. Without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

                    (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                    (2) reduce the rate of or change the time for payment of interest on any Security;

                    (3) reduce the principal of or change the fixed maturity of any Security;

                    (4) waive a default in the payment of the principal of or premium, if any, or interest on any Security; or

                    (5) make any Security payable in money other than that stated in the Security.

             It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.3.  Compliance with Trust Indenture Act.

             Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.4.  Revocation and Effect of Consents.

             A consent to an amendment, supplement or waiver by a Holder of a Security of any Series is a continuing consent, irrevocable for a period of nine months from the date given or, if earlier, until the amendment, supplement or waiver becomes effective, both as to the Holder giving such consent and as to every subsequent Holder of a Security of that Series or a portion of such a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on each Security of that Series. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder of that Series.

SECTION 9.5.  Notation on or Exchange of Securities.

             If an amendment, supplement or waiver changes the term of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about an amendment, supplement or waiver and return it to the Holder. Alternatively, the Company in exchange for Securities may issue and the Trustee shall authenticate new Securities that reflect an amendment, supplement or waiver.

SECTION 9.6.  Trustee to Sign Amendments, etc.

             The Trustee need not sign any supplemental indenture that adversely affects its rights. In signing such amendment, supplement or waiver, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon an Officers' Certificate and Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

                                   ARTICLE X.

                                  MISCELLANEOUS

SECTION 10.1.  Trust Indenture Act Controls.

             If at any time this Indenture must conform to the requirements of the TIA and at such time, any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, then the required provision shall control.

SECTION 10.2.  Notices.

             Any notice or communication shall be in writing and delivered in person or mailed by first-class mail to the other's address as follows:

             If to the Company:  EUA Cogenex Corporation
                                 C/O Eastern Utilities Associates
                                 One Liberty Square, Floor 13
                                 Boston, Massachusetts 02107
                                 Attention: Clifford J. Hebert, Jr.,
                                            Treasurer

             If to the Trustee:  The Bank of New York
                                 101 Barclay Street
                                 Floor 21 West
                                 New York, New York  10286
                                 Attention:  Corporate Trust Trustee
                                              Administration

             The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

             Any notice or communication mailed to a Holder of a Security shall be mailed by first class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

             If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

             In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 10.3.  Communication by Holders with Other Holders.

             Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.4.  Certificate and Opinion as to Conditions Precedent.

             Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                    (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.5.  Statements Required in Certificate or Opinion.

             Each Certificate or Opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                    (1) a statement that the person making such Certificate or Opinion has read such covenant or condition;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Certificate or Opinion are based;

                    (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 10.6.  Treasury Securities.

             In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

             Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or an Affiliate.

SECTION 10.7.  Rules by Trustee, Paying Agent, Registrar.

             The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.8.  Legal Holidays.

             A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in a jurisdiction in which an action is required hereunder are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.9.  Governing Law.

             The law of the Commonwealth of Massachusetts shall govern this Indenture and the Securities.

SECTION 10.10.  No Recourse Against Others.

             All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 10.11.  Successors.

             All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.12.  Execution in Counterparts.

             The parties may sign this Indenture in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same agreement.

                                    SIGNATURES

                                 EUA COGENEX CORPORATION



                                 By:/s/ Joseph Fitspatrick
                                    ----------------------
                                    Joseph Fitspatrick

Attest:/s/ W. F. O'Connor
       --------------------
       W. F. O'Connor


(SEAL) Clerk

                                 THE BANK OF NEW YORK, as Trustee


                                 By:/s/ Mary Jane Morrissey
                                    ___________________________
                                    Mary Jane Morrissey, Assistant
                                    Vice President

Attest:_______________________
        [                  ]

(SEAL)



COMMONWEALTH OF MASSACHUSETTS    }
COUNTY OF SUFFOLK                } ss.
                                 }

             On the 12th day of October, 1993, before me personally came
Joseph S. Fitspatrick, to me known, who, being by me duly sworn, did depose and say that he resides at that he is President of EUA Cogenex Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

             IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                 NOTARY PUBLIC

[SEAL]



COMMONWEALTH OF MASSACHUSETTS    }
COUNTY OF SUFFOLK                } ss.
                                 }

             On the 8th day of October, 1993, before me personally came
Joseph S. Fitspatrick, to me known, who, being by me duly sworn, did depose and say that he resides at that he is President of The Bank of New York, a New York banking corporation described in and which executed the above instrument;
that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said banking corporation; and that he signed his name thereto by like authority.

             IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                 /s/ Robert Schneck

                                 NOTARY PUBLIC

[SEAL]                           Robert Schneck
                             Notary Public, State of New York
                                    No. 4746935
                             Qualified in Nassau County
                             Certificare filed in New York County
                             Commission Expires May 31, 1995


                            (FORM OF FACE OF SECURITY)

No.                              $____________________




                             EUA COGENEX CORPORATION

                          [Insert Title of Securities]

                             _______________________


                                                       EXHIBIT A

                      [INSERT TITLE OF SECURITIES]

             [INSERT THIS LEGEND TO THE EXTENT APPLICABLE]


    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT").  EACH BENEFICIAL OWNER OF
AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS GLOBAL SECURITY (INCLUDING ANY PARTICIPANT IN THE DEPOSITORY HOLDING THE GLOBAL
SECURITY THAT IS SHOWN AS HOLDING SUCH AN INTEREST ON THE RECORDS OF SUCH DEPOSITORY AND EACH BENEFICIAL OWNER THAT HOLDS THROUGH ANY SUCH PARTICIPANT), BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF
THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE LATER OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR NOTE HERETO) OR THE SALE HEREOF (OR ANY PREDECESSOR NOTE HERETO) BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY (COMPUTED IN ACCORDANCE WITH PARAGRAPH (d) OF RULE 144 UNDER
THE SECURITIES ACT) OR (Y) BY AN AFFILIATE OF THE COMPANY OR BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN
(1) TO THE COMPANY OR (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH
REGULATIONS UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED
BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THE SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) (1), (2) (3) or (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THE SECURITY) THAT IS ACQUIRING THE SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THE SECURITY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, OR (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUBJECT TO THE RECEIPT BY
THE COMPANY OF AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE TRANSFEROR, WHICH COUNSEL MAY BE AN EMPLOYEE OF THE TRANSFEROR) THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND NOTIFICATION BY THE TRANSFEROR
TO THE TRANSFEREE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE BY DELIVERY OF A COPY OF THE NOTICE TO INVESTORS (COPIES OF WHICH MAY BE OBTAINED FROM THE TRUSTEE).

    [INSERT THE REMAINING LEGEND IF A GLOBAL SECURITY]

    THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ( THE "DEPOSITORY") OR A NOMINEE OF THE DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

    UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS REGISTERED GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY A NOMINEE OR THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

    EUA COGENEX CORPORATION, a corporation duly organized and
existing under the laws of The Commonwealth of Massachusetts (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received,
hereby promises to pay to [        ], or registered assigns, the
principal sum of [        ] DOLLARS ($[        ]) on [          ] (the
"Maturity Date") and to pay interest thereon at a rate per annum equal to the interest rate specified in the title to this Security
[semi-annually] on [       ] [ and       ] of each year (each are
"Interest Payment Dates"), commencing [          ], from the ISSUE DATE
or, from the most recent interest payment date to which interest has been paid or duly provided for, on the Interest Payment Dates-in each year and on the Maturity Date until the principal hereof is paid or make available for payment. Interest hereon is accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the ISSUE DATE if no interest has been paid) to but excluding the succeeding Interest Payment Date or Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person (the "Holder") in whose name this Security is registered [(which, this being a Global Security, will be the Depository or a nominee of the Depository)] at the close of business on the [
] [and        ] (each a "Regular Record Date") (whether or not a
Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on such Regular Record Date may either be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to the registered Holder of Securities of this Series not less than 15 days prior to such special record date, or be paid at any time in any other lawful manner, all as more fully provided in said Indenture. Interest herein will be computed on the basis of a 360-day year of twelve 30-day months.

       Any payment of principal (and premium, if any) or interest (if any) on this Security due on any Interest Payment Date or Maturity Date which is not a Business Day (as defined herein) shall not be made on such day, but shall be made on the next succeeding Business Day with the same force and effect as if made on such due date, and no interest shall accrue with respect to such payment for the period from after such Interest Payment Date or Maturity Date, as the case may be.

       [This being a Global Security, the total amount of any principal, premium (if any) and interest (if any) due on this security on any Interest Payment Date or Maturity Date will be made available to the Trustee on such date. The Trustee will promptly make such payments to the Depository.]

       Unless otherwise specified above, the principal amount hereof (and premium, if any) payable on the Maturity Date will be paid in immediately available funds upon surrender of this Security at the corporate trust office of the Trustee, as the initial Paying Agent, in
[                   ] or at a paying agency maintained by the Company,
provided that this Security is presented to such paying agent in time for the paying agent to make such payments in accordance with its normal procedures. The Company may treat the person in whose name this Security is registered as the owner of this Security for the purpose of receiving payments of principal and interest on this Security and for all purposes whatsoever.

       REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS
SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.


                           Reverse of Security

       This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of September 1, 1993 (herein, together with all other indentures from time to time supplemental thereto, referred to as the "Indenture"), between the
Company and [                    ], as trustee (the "Trustee"), to
which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series
designated the [                        ].

[  ] Optional Redemption. [ If applicable, insert]

       The Company may redeem all the Securities of this Series at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date:

       If redeemed during the 12-month period ending

                 Year        Percentage Year Percentage

and thereafter without premium.

However, the Company may not so redeem the Securities of this Series
before       , 19  through refunding directly or indirectly from, or in anticipation of, money borrowed by or for the account of the Company or a Subsidiary at an interest cost (calculated in accordance with
generally accepted financial practice) of   % per annum or less.  In the
case of any redemption pursuant to this paragraph prior to       , 19
, the Company will deliver to the Trustee, prior to the mailing of any notice of such redemption, an Officers' Certificate stating that such redemption will comply with this limitation.

[  ] Mandatory Redemption -- Sinking Fund.  [If applicable, insert]

       The Company will redeem $  principal amount of Securities of
this Series on      and on each    thereafter through     at a
redemption price of 100% of principal amount, plus accrued interest to the redemption date. The Company may, at its option, receive credit towards the principal amount of the Securities of this Series to be
redeemed pursuant to this paragraph    in an amount equal to 100% of
the principal amount (excluding premium) of any Security of this Series that the Company has delivered to the Trustee for cancellation or redemption other than pursuant to this paragraph . The Company may so receive credit for the same Security of this Series only once.

[  ] Additional Optional Redemption.  [If applicable, insert]

       In addition to redemption pursuant to paragraph   , the company
may redeem not more than $     principal amount of the Securities of
this Series, or such lesser amount which is a multiple of $ 1,000,
on      1,    and on each     1 thereafter through      at a redemption
price of 100% of principal amount, plus accrued interest to the redemption date. The right to redeem such an additional amount shall not accumulate from year to year but shall lapse to the extent not exercised in any year it is available. At the election of the Company, any optional redemptions so made may be applied to reduce the amount of any subsequent mandatory sinking fund payment required in paragraph .

[  ] Notice of Redemption. [If applicable, insert]

       Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of a Security of this Series to be redeemed at his or her registered address. Securities of this Series in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on the Securities of this series or portion of them called for redemption.

       "Business Day" as used herein, means any day other than a
Saturday or Sunday which is not day on which banking institutions in
[                   ] are required or authorized by law or executive
order to close.

       If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

       The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Security upon compliance with certain conditions set forth therein.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series to be affected under the Indenture at any time the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected by such amendment or modification (each series voting separately as one class). The Indenture also contains provisions permitting the Holders of a majority in principal amount of the outstanding Securities of each such series (each series voting separately as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

       No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on this Security at the times, place and rate herein prescribed.

       As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the register of securities maintained by the Registrar, upon surrender of such Securities for registration of transfer or exchange at the office or agency of the Registrar, duly endorsed by, or accompanied by written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing.

       The Securities of this series are issuable only in registered form without coupons in denomination of $1,000 and any integral multiple of $1,000 in excess thereof.

       No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Prior to due presentment of this Security for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat Holder as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       All terms used in this Security which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

       This Security shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

       [Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.]

  [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                    EUA COGENEX CORPORATION

                                    By:
                                       -----------------------
                                       Title:

[SEAL]
                                    Attest:

                                    ---------------------------
                                    Title:

Dated:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designed therein referred to in the within mentioned Indenture.

                                    [                     ],
                                     as Trustee

                                     By:
                                        --------------------------
                                        Authorized Signatory


       The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT - ....Custodian....
                           (Cust)  (Minor)
Uniform Gifts to
                            Minors Act
TEN ENT - as tenants by the entireties               .................
                         (State)
JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in above list.

                  ------------------------------
FOR VALUE RECEIVED, I or we sell, assign and transfer to

INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNER:

_________________________________

______________________________________________________________________
        (Print or type name, address and zip code of assignee)


- ----------------------------------------------------------------------

this Note and all rights hereunder and irrevocably
appoint               attorney to transfer this Note on the books of
the Corporation.  The agent may substitute another to act for him.

Dated:                              Signed:
     -----------------------                --------------------------
Signature (s) Guaranteed by:                 (Sign exactly as name
                                           appears on the other side of
                                           this
Note)

NOTICE: The signature (s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

                                    SCHEDULE I
                                EXISTING INVESTMENTS

Energy Capital and Services I, L.P.
Energy Capital and Services II, L.P.
EUA/FRC II Energy Associates Investment
EUA/Highland Energy Partners, L.P.
EUA/ICC Partners, L.P.
Micro Utility Partners of America, L.P.
EUA/Onsite, L.P.

                                    SCHEDULE II
                                   EXISTING LIENS

1. Any Lien created by Section 7.7 to this Indenture in favor of the Trustee.